UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐          Preliminary Proxy Statement
☐          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐          Definitive Proxy Statement
☒          Definitive Additional Materials
☐          Soliciting Material Pursuant to §240.14a-12

Texas Pacific Land Trust

(Name of the Registrant as Specified In Its Charter)

SOFTVEST, L.P.
SOFTVEST ADVISORS, LLC
ART-FGT FAMILY PARTNERS LIMITED
TESSLER FAMILY LIMITED PARTNERSHIP
ERIC L. OLIVER
ALLAN R. TESSLER
HORIZON KINETICS LLC
MURRAY STAHL
HORIZON ASSET MANAGEMENT LLC
KINETICS ADVISERS, LLC
KINETICS ASSET MANAGEMENT LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT INFORMATION

On April 9, 2019, SoftVest, L.P. (“SoftVest LP”) filed a definitive proxy statement (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for a special meeting of holders of the sub-share certificates of proprietary interests (the “Shares”) for the election of a new trustee of Texas Pacific Land Trust (“TPL”) to fill the vacancy created by the resignation of Maurice Meyer III (such meeting, together with any adjournments, postponements or continuations thereof, the “Special Meeting”). SoftVest LP will furnish the Proxy Statement to holders of Shares, together with a WHITE proxy card. INVESTORS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors may obtain a free copy of the Proxy Statement, any amendments or supplements thereto and other documents that SoftVest LP files with the SEC from the SEC’s website at www.sec.gov, or by contacting D.F. King, SoftVest LP’s proxy solicitor, by phone (212-269-5550) or e-mail (TPL@dfking.com).

SoftVest Advisors, LLC, SoftVest LP, Eric L. Oliver, ART-FGT Family Partners Limited, Tessler Family Limited Partnership, Allan R. Tessler, Horizon Kinetics LLC, Horizon Asset Management LLC, Kinetics Advisers, LLC, Kinetics Asset Management LLC and Murray Stahl may be deemed participants in the solicitation of proxies from holders of Shares in connection with the matters to be considered at the Special Meeting. Information about such participants’ direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement.

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SOFTVEST LP.	P: 325.677.6177
400 PINE STREET, SUITE 1010	F: 325.677.6176
ABILENE, TEXAS 79601

April 9, 2019

Texas Pacific Land Trust
1700 Pacific Avenue, Suite 2770
Dallas, Texas 75201
Attention Trustees

RE:          Request to Inspect and Copy Certain Records

Gentlemen:

As you are aware, SoftVest, L.P. (“SoftVest”) is the beneficial owner of 130,500 sub-share certificates of proprietary interest (the “Shares”), of Texas Pacific Land Trust (the “Trust”), of which 100 Shares are held by SoftVest in its record name.

I am writing to formally request that you make available for inspection and copying to me and my representatives, during TPL’s usual business hours, the list of certificate holders of TPL showing the name, address, email address (if available), and number of Shares registered in the name of each such holder as of the close of business on March 28, 2019, which is the record date for the upcoming special meeting of holders of Shares currently scheduled for May 22, 2019 (the “Special Meeting”). I make this request pursuant to the express terms of Section Fourth of the Declaration of Trust of TPL and common law.

Further, on the same basis, I hereby request that you make available for inspection and copying a copy of the Depository Trust Company Omnibus Proxy, omnibus proxies from banks and brokerage firms and the list of non-objecting beneficial owners of Shares that TPL has recently requested from Broadridge Financial Solutions, Inc. As you know, such “NOBO” list includes the names of beneficial owners of Shares who hold through brokers and other custodians that have given permission to their financial intermediary to release their identity. TPL management obviously intends to use such information to solicit proxies from holders of Shares in connection with the Special Meeting. From a corporate governance perspective, we assume you recognize how important it is for TPL investors that SoftVest not be denied the same ability to make its case that management enjoys.

To be clear, my representatives and I will use the foregoing materials solely for purposes of communicating with fellow TPL shareholders on matters relating to their interests as shareholders, including in connection with the undersigned’s proposal to elect one trustee at the Special Meeting.

The undersigned will bear the reasonable costs actually incurred by TPL, including those of its transfer agents(s) or registrar(s), in connection with the production of the records demanded.

We kindly request that no later than April 12, 2019 you advise Edward McCarthy of D.F.King where and on what prompt dates the records herein demanded will be made available to the agents of the undersigned. Alternatively, if TPL desires, it can provide the records herein demanded without the need for inspection and copying by the undersigned’s agent by promptly sending complete and unredacted copies of them to Mr. McCarthy, telephone 212.493.6952; email: emccarthy@dfking.com.

This letter also authorizes Mr. McCarthy and his respective partners, associates, employees and any other persons to be designated by any of them, acting together, singly or in combination, to conduct the inspection and copying of the records herein demanded, and to otherwise act on the undersigned’s behalf in connection with this demand.

Sincerely yours,

SOFTVEST, L.P.

By:	SoftVest GP I, LLC, its general partner

By:
Eric Oliver, its managing member